SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                                           Act of 1934
                                         (Amendment No.  )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[  ]    Preliminary Proxy Statement
[  ]    Confidential, For Use of the Commission Only (as permitted by
           Rule 14a-6(e)(2)
[X]     Definitive Proxy Statement
[  ]    Definitive Additional Materials
[  ]    Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                       IMMUCELL CORPORATION
 ................................................................................
                         (Name of Registrant as Specified In Its Charter)

 ................................................................................
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[X]   No fee required.
[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
        1) Title of each class of securities to which transaction applies:
 ................................................................................
        2) Aggregate number of securities to which transaction applies:
 ................................................................................
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
 ................................................................................
        4) Proposed maximum aggregate value of transaction:
 ................................................................................
        5) Total fee paid:
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[  ]  Fee paid previously with preliminary materials.
[  ]  Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        1) Amount Previously Paid:
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        2) Form, Schedule or Registration Statement No.:
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        4) Date Filed:
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



                           IMMUCELL CORPORATION

                 Notice of Annual Meeting of Stockholders

                               June 22, 2000


To the Stockholders of ImmuCell Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ImmuCell Corporation (the "Company") will be held at the Embassy Suites Hotel, 1050 Westbrook Street, Portland, Maine on Thursday, June 22, 2000 at 9:00 a.m. for the following purposes:

          1. To elect a Board of Directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified.

          2. To consider and act upon a proposal to approve the Company's 2000 Stock Option and Incentive Plan.

          3. To consider and act upon a proposal to approve the Company's 2000 Stock Option Plan for Outside Directors.

          4. To take any other action which may properly come before the meeting, or any adjournment thereof.

      The Board of Directors has fixed the close of business on Monday, April 24, 2000, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.



                                   By Order of the Board of Directors



                                   MICHAEL F. BRIGHAM, Secretary
                                   April 27, 2000







WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE ENCLOSED FOR THAT PURPOSE. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING IN PERSON.

                           IMMUCELL CORPORATION
                            56 Evergreen Drive
                            Portland, ME 04103
                                                             April 27, 2000

                              PROXY STATEMENT

                    2000 Annual Meeting of Stockholders

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of ImmuCell Corporation (the "Company"), a Delaware corporation, of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held at 9:00 a.m. on Thursday, June 22, 2000 at the Embassy Suites Hotel, 1050 Westbrook Street, Portland, Maine, and any and all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the enclosed proxy card are first being given or sent to stockholders on or about May 1, 2000. Stockholders who execute proxies may revoke them at any time before exercise thereof. See "OTHER MATTERS", below.

                       VOTING SECURITIES OUTSTANDING

Only stockholders of record at the close of business on April 24, 2000, the record date, are entitled to notice of, and to vote at, the Annual Meeting and at any adjournment thereof. As of such date, there were 2,655,684 shares of common stock of the Company issued and outstanding. Each share is entitled to one vote with respect to all matters to be acted upon at the meeting. The holders of one-third of the Company's common stock outstanding and entitled to vote, represented at the meeting in person or by proxy, shall constitute a quorum for the transaction of business. Votes cast in person or by proxy at the meeting will be tabulated by the inspector of election approved for the meeting.

  With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld from any nominee, as well as broker non-votes, will not be counted in such nominee's favor. The nominees for directors receiving a plurality of the votes cast by the holders of the common stock represented at the meeting in person or by proxy will be elected. This means that the six nominees receiving the largest number of votes cast will be elected. Abstentions may be specified on the proposals to approve the 2000 Stock Option and Incentive Plan and the 2000 Stock Option Plan for Outside Directors and will be counted as present for purposes of these items. Since the approval of both of these plans requires the approval of the holders of a majority of the shares of the Company's common stock represented at the meeting, abstentions will have the effect of a negative vote. Broker non-votes on these two items will be treated as shares not voted and will have no effect on the vote.

                ELECTION OF THE BOARD OF DIRECTORS (ITEM 1)

Each of the six persons listed below has been nominated to serve as a director until the next Annual Meeting of the Stockholders and until his successor is chosen and qualified. The proxies in the enclosed form which are executed and returned will be voted (unless otherwise directed) for the election as directors of the nominees listed below:

     MICHAEL F. BRIGHAM (Age:  39, Officer Since:  October 1991,
Director Since: March 1999) was appointed to serve as President and Chief Executive Officer in February 2000, while maintaining the titles of Treasurer and Secretary. He was first appointed to serve as a Director of the Company in March 1999 and is a member of the Executive Committee of the Board of Directors. He previously had been elected Vice President of the Company in December 1998 and served as Chief Financial Officer since October 1991. He has served as Secretary since December 1995 and as Treasurer since October 1991. Prior to that, he served as Director of Finance and Administration since originally joining the Company in September 1989. Mr. Brigham serves on the Board of Directors of the Biotechnology Association of Maine and of the Maine Center for Innovation in Biotechnology. Prior to joining the Company, he was employed as an audit manager for the public accounting firm of Ernst & Young. Mr. Brigham earned his Masters in Business Administration from New York University in 1989.

     ANTHONY B. CASHEN (Age: 64, Director Since: 1985) is a member of the Executive and the Compensation and Stock Option Committees of the Board of Directors and retired as a senior partner of TMP Worldwide, Inc., an executive recruitment firm, in January 2000. From 1980 to 1990, Mr. Cashen served as President of Flanagan & Webster, Inc., an executive recruitment firm, which, through acquisition, became part of TMP Worldwide, Inc. Previously, Mr. Cashen had been a partner in the investment firms of Donaldson, Lufkin and Jenrette, Inc. and A. G. Becker & Co., Inc. He is also a director of LBO Capital Corporation, Ajay Sports, Inc. and Williams Controls, Inc.

     JOHN P. DONAHOE, Ph.D. (Age: 55, Director Since: February 2000) was appointed to serve as a Director of the Company in February 2000 and is a member of the Audit Committee of the Board of Directors. He has been President of Maine Biological Laboratories, Inc., a poultry health company, since 1993 having first joined that company in 1990. He earned his Ph.D. from the University of Georgia in 1977.

     KEITH N. HAFFER, Ph.D. (Age: 48, Director Since: February 2000) was appointed to serve as a Director of the Company in February 2000 and is a member of the Nominating Committee of the Board of Directors. He has been President of Advantage Bio Consultants, Inc., an international animal health/biotechnology consulting firm, since 1994. He has over 20 years experience in the animal health field and has held management positions at SmithKline Beecham and Sanofi. He earned his Ph.D. from the University of Massachusetts at Amherst and completed postdoctoral studies at Purdue University, School of Veterinary Medicine. In November 1997, Mr. Haffer filed a voluntary petition under Chapter 13 of the United States Bankruptcy Code following an adverse judgment in litigation. Mr. Haffer is currently making payments to his creditors under the provisions of a five-year plan approved by the Bankruptcy Court.

     WILLIAM H. MAXWELL, M.D. (Age: 60, Director Since: 1986) is a member of the Executive, the Compensation and Stock Option, the Audit and the Nominating Committees of the Board of Directors. He has been President of Maxwell, Knowland & Kluger, M.D., P.A. since its inception in 1978, working as an otolaryngologist (head and neck surgeon). Previously, he served as President and CEO of Medical Mutual Insurance Company of Maine from 1978 to 1998.

     MITCHEL SAYARE, Ph.D. (Age: 52, Director Since: September 1994) is a member of the Compensation and Stock Option, the Audit and the Nominating Committees of the Board of Directors. He joined ImmunoGen Inc., a biotechnology company, ("ImmunoGen") in 1986 as President and Chief Executive Officer and is currently ImmunoGen's Chairman and Chief Executive Officer. From 1982 to 1985 Dr. Sayare was Vice President of Development at Xenogen, Inc., a biotechnology company, and from 1977 to 1982 he was Assistant Professor of Biochemistry at the University of Connecticut. Dr. Sayare serves on the Board of Directors of the Biotechnology Industry Organization ("BIO") and is BIO's Treasurer. He also serves on the Board of Directors of Karamisu, Inc., Research!America and Viacell, Inc.

     There is no family relationship between any director or person nominated or chosen by the Company to become a director.

     If any of the individuals named above should not be available for election as contemplated, it is the intention of the persons named in the proxy to vote for such other person or persons as management may recommend. Management has no reason to believe any nominees will be unavailable. Any vacancies that may occur during the year may be filled by the Board of Directors to serve until the next annual meeting.

                    THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors of the Company held eight meetings during 1999. Each director attended at least 75 percent of the Board meetings held during the period for which he was a director. The Committees of the Board of Directors are the Executive Committee, the Compensation and Stock Option Committee, the Audit Committee and the Nominating Committee. Each director attended at least 75 percent of the aggregate number of committee meetings held during the period for which he served on such committees. Members of the Board will be elected at the first meeting of the Board following this year's Annual Meeting to serve on the various committees until the next Annual Meeting.

     In the absence of actions by the full Board of Directors, the Executive Committee may exercise, with certain limitations, all of the powers of the Board in the management of the business and affairs of the Company. Its members are Messrs. Brigham, Cashen and Maxwell. The Executive Committee held no meetings during 1999.

     The Board's Compensation and Stock Option Committee reviews and recommends salary, bonus and other benefits for designated members of senior management and reviews and recommends new executive compensation or benefit plans or policies to the Board and is responsible for administering the Company's 1989 Stock Option and Incentive Plan and the 1995 Stock Option Plan for Outside Directors. If approved by the stockholders, the 2000 Stock Option and Incentive Plan (Item 2) and the 2000 Stock Option Plan for Outside Directors (Item 3) would also be administered by the Compensation and Stock Option Committee. Its members are Messrs. Cashen, Maxwell and Sayare. The Compensation and Stock Option Committee held one meeting during 1999.

     The Board's Audit Committee recommends the engagement of the Company's independent auditors, consults with such auditors with regard to audit plans, and reviews the annual reports of the independent auditors as well as the adequacy of the Company's internal operating procedures and controls. Its members are Messrs. Donahoe, Maxwell and Sayare. The Audit Committee held two meetings during 1999.

     The Board's Nominating Committee recommends to the full Board the number of directors to serve on the Board, the criteria for Board membership and nominees for election to the Board. Its members are Messrs. Haffer, Maxwell and Sayare. The Nominating Committee met twice during 1999. The Nominating Committee will consider nominees for director recommended by stockholders as part of the Nominating Committee's periodic review of the size and composition of the Board. Such recommendations may be sent to the Nominating Committee through the Secretary of the Company. Under the Company's By-laws, stockholders wishing to formally nominate a person for election as a director at the annual meeting must notify the Secretary of the Company in writing not less than 60 nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. If the date of the annual meeting is changed by more than 30 days from such anniversary date, the notice by the stockholder must be received not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made. Such notice must comply with the provisions set forth in the By-laws. A copy of the relevant provisions of the By-laws will be sent to any stockholder who requests it in writing. Such requests should be addressed to the Secretary of the Company.

     Officers of the Company who are also directors do not receive additional compensation for attendance at Board of Directors' meetings or committee meetings. In accordance with the Company's By-laws, it has always been the Company's policy to reimburse the directors for out-of-pocket expenses, and effective July 1990, the Company adopted a policy to pay a per meeting fee of $750 to each non-employee director for his attendance and service at each Board of Directors' meeting. Effective June 1994, the Company increased this fee to $1,000 per meeting. At times when a director attends a part but not all of a meeting, the compensation is reduced proportionately. Occasionally, special meetings of the Board of Directors are called in addition to the regularly scheduled meetings each year. Attendance at these meetings is often facilitated by the use of teleconference connections, and generally no fee is paid to directors in connection with service at such special meetings. Mr. Cashen and Dr.
Maxwell each received $5,000 and Dr. Sayare received $4,750 during 1999 for their attendance and services at regular meetings of the Board of Directors. Additionally, Mr. Cashen received $2,000 for services on an interim Operating Committee of the Company that is no longer constituted.

     Mr. John R. McKernan, Jr. and Mr. George W. Masters resigned from the Company's Board of Directors effective September 1999 and February 2000, respectively, and the Company expresses its appreciation for their past services as directors.

     In February 1995, the Board of Directors adopted the 1995 Stock Option Plan for Outside Directors (the "1995 Plan"), which was approved by the stockholders in June 1995. The Board of Directors originally reserved 64,000 shares of common stock for issuance under the 1995 Plan. Under the 1995 Plan, each director who was not an employee of the Company on the date the 1995 Plan was adopted by the Board of Directors (Messrs. Cashen, Masters, Maxwell and Sayare) was automatically granted a non-qualified stock option to purchase 8,000 shares of common stock at a purchase price of $1.25 per share, the fair market value on the day of the grant. One non-employee director who was newly elected to the Board subsequent to that date (Mr. McKernan) received an automatic grant of an option to purchase 8,000 shares at a purchase price of $1.94 per share, the fair market value on the day in June 1995 when such director was first elected to the Board by the stockholders. Each option became exercisable as to one-half (1/2) of the shares subject to the option in June 1996 and thereafter as to the remaining one-half (1/2) of the shares in June 1997. The 1995 Plan provides that all options expire no later than five years from the date of grant. The 1995 Plan expired in February 2000, and no further options will be granted under the 1995 Plan. Mr. Masters exercised options to purchase the aggregate of 8,000 shares of common stock at the exercise price of $1.25 per share (4,000 of which were exercised in March 1997 and the remaining 4,000 were exercised in February 2000). Mr. Cashen and Dr. Maxwell each exercised options to purchase 8,000 shares of common stock at the exercise price of $1.25 per share in April 2000. In December 1999, the 8,000 options held by Mr. McKernan expired without being exercised. As of April 14, 2000, options to purchase 8,000 shares of common stock were outstanding to Dr. Sayare, at the exercise price of $1.25 per share.

     See Item 3 to this Proxy Statement for a description of the 2000 Stock Option Plan for Outside Directors, which is subject to the approval of the stockholders.

     The last sales price of the Company's common stock on April 14, 2000 as reported by The Nasdaq SmallCap Market was $3.69.

                            EXECUTIVE OFFICERS

     The Company's executive officers, who each hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders of the Company and until his successor is chosen and qualified, are as follows:

     MICHAEL F. BRIGHAM Information concerning the background and experience of Mr. Brigham and the period during which he has served in his current capacity is set forth above under the caption "ELECTION OF THE BOARD OF DIRECTORS (ITEM 1)".

     JOSEPH H. CRABB, Ph.D. (Age: 45, Officer Since: March 1996) served as a Director of the Company from March 1999 until he resigned from that position in February 2000 and was elected Vice President of the Company in December 1998, while maintaining the title of Chief Scientific Officer. He has served as Chief Scientific Officer since September 1998. Prior to that, he served as Vice President of Research and Development since March 1996. Prior to that, he served as Director of Research and Development and Senior Scientist since originally joining the Company in November 1988.
Dr. Crabb currently holds a Clinical Assistant Professorship at Tufts University School of Veterinary Medicine and serves on National Institutes of Health and American Water Works Association advisory committees. Prior to joining the Company in 1988, Dr. Crabb earned his Ph.D. in Biochemistry from Dartmouth Medical School and completed postdoctoral studies in microbial pathogenesis at Harvard Medical School, where he also served on the faculty.

     STAFFORD C. WALKER (Age: 48, Officer Since: December 1998) served as a Director of the Company from March 1999 until he resigned from that position in February 2000 and was elected Vice President and Chief Marketing Officer of the Company in December 1998. Prior to that, he served as Director of Sales and Marketing since originally joining the Company in July 1992. Prior to joining the Company, he held various product management and sales positions in the animal health division of American Cyanamid Company.

     There is no family relationship between any executive officer or person nominated or chosen by the Company to become an executive officer.

                              EXECUTIVE COMPENSATION

     The following table contains information as to the total compensation paid by the Company for services rendered during each of the three fiscal years ended December 31, 1999, 1998 and 1997 by each executive officer of the Company that earned a total salary and bonus in excess of $100,000 during fiscal year 1999.



                            Summary Compensation Table

                                          Annual Compensation           Long-Term Compensation
                                          -------------------           ----------------------
Name and                                                                    Securities
Principal                                                                   Underlying
Position                            Year     Salary($)    Bonus($)(1)       Options(#)(2)
----------------------------------------------------------------------------------------------
Michael F. Brigham                  1999      97,752       28,500             51,000
President, Chief Executive          1998      94,310        9,193                 --
Officer, Treasurer and Secretary    1997      89,958       15,759              5,436

Joseph H. Crabb, Ph.D.              1999      98,226       28,500             51,000
Vice President and                  1998      99,893        9,733                 --
Chief Scientific Officer            1997      95,286       16,686              5,436

Stafford C. Walker                  1999(3)   97,122       28,500             51,000
Vice President and                  1998(4)   88,870       24,226                 --
Chief Marketing Officer             1997      84,744       15,656              6,795


(1) Bonus compensation is reported in this table in the year it is earned regardless of the fiscal year in which it is paid.

(2) Reflects shares of common stock underlying options granted to the named employee.

(3) In addition, Mr. Walker was reimbursed $19,178 for expenses incurred in connection with the relocation of his family to Portland, Maine.

(4) Most of this compensation was earned by Mr. Walker prior to his being promoted to an executive officer of the Company in December 1998.

     The table below sets out information on option grants made in 1999 to the executive officers listed in the Summary Compensation Table.




                        Option Grants in Last Fiscal Year

                                Individual Grants
                        ----------------------------------
                                              % of
                          Number of           Total Options
                          Securities          Granted to
                          Underlying          Employees     Exercise
                          Options Granted     in Fiscal     Price       Expiration
Name                      (#)                 Year          ($/Sh)      Date
--------------------------------------------------------------------------------------
Michael F. Brigham        (1) 51,000           29.5%         $1.31       3/1/09

Joseph H. Crabb, Ph.D.    (1) 51,000           29.5%         $1.31       3/1/09

Stafford C. Walker        (1) 51,000           29.5%         $1.31       3/1/09


(1) The options become exercisable in accordance with the following schedule: 16,666 on and after March 1, 2000, an additional 16,667 on and after March 1, 2001 and the remaining 17,667 on and after March 1, 2002.

     The table below sets out information on options exercised during fiscal year 1999 and outstanding options held at the end of fiscal year 1999 by the executive officers listed in the Summary Compensation Table.




                                 Aggregated Option Exercises and Fiscal Year-End Option Value Table

                                                            Number of Securities        Value (1) of Unexercised
                         Shares                             Underlying Unexercised      In-the-Money Options (2)
                        Acquired          Value             Options at FY-End (#)       at FY-End
                                                          --------------------------   ---------------------------
Name                 on Exercise (#)    Realized ($)      Exercisable  Unexercisable   Exercisable   Unexercisable
------------------------------------------------------------------------------------------------------------------
Michael F. Brigham       --               --               69,624         52,812         $ 55,422      $ 54,188

Joseph H. Crabb, Ph.D.   --               --               83,624         52,812         $ 51,891      $ 54,188

Stafford C. Walker       --               --               29,530         53,265         $  1,875      $ 54,188


(1) This value is calculated by determining the difference between the fair market value (defined as the last sales price) of the Company's common stock at December 31, 1999, which was $2.38 per share, and the exercise price of the options.

(2) "In-the-Money Options" are defined as options with an exercise price that is less than the fair market value of the Company's common stock at December 31, 1999, which was $2.38 per share.

Employment Agreements

     In April 1999, the Company entered into employment agreements with each of Messrs. Brigham, Crabb and Walker whereby Mr. Brigham agreed to serve the Company as Vice President and Chief Financial Officer, Dr. Crabb agreed to serve as Vice President and Chief Scientific Officer, and Mr. Walker agreed to serve as Vice President and Chief Marketing Officer. Effective February 2000, Mr. Brigham was appointed to serve as President and CEO of the Company. Under the agreements, each of the three executive officers is entitled to receive a minimum annual salary retroactive to February 1999 of $95,000, subject to increases and bonus pay at the discretion of the Compensation and Stock Option Committee of the Company's Board of Directors. Effective February 2000, this minimum annual salary was increased to $100,000 for each of these three executive officers. Should the employment of any of these executive officers be terminated for reasons other than voluntary resignation or termination for just cause, as defined in the agreements, the terminated officer(s) would be entitled to receive three months' salary, as well as the associated regular employee benefits at the then prevailing levels.

Indemnification Agreements

     The Company has entered into indemnification agreements with its directors and executive officers in the form approved by the stockholders at the 1989 Annual Meeting. The agreements include procedures for reimbursement by the Company of liabilities and expenses which may be incurred in connection with service as a director or officer. The Company also expects to enter into indemnification agreements with individuals who become directors in the future, as well as such officers of the Company as the Board of Directors may from time to time determine.

          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to the Company regarding beneficial ownership of the Company's common stock at April 14, 2000 of (i) each person known to the Company to be the beneficial owner of more than five percent of the Company's common stock, (ii) each of the Company's directors and nominees, (iii) each of the Company's executive officers named in the Summary Compensation Table above and (iv) all directors and executive officers of the Company as a group:



                                       Shares of the            Percent of the
                                  Company's Common Stock    Company's Common Stock
Name of Beneficial Owner           Beneficially Owned (1)     Beneficially Owned
-----------------------------------------------------------------------------------
Michael F. Brigham (2)                  128,566                    4.7%
Anthony B. Cashen                        33,776                    1.3%
Joseph H. Crabb, Ph.D. (3)              120,290                    4.4%
William H. Maxwell, M.D.                  9,021                    *
Mitchel Sayare, Ph.D. (4)                21,476                    *
Stafford C. Walker (5)                   39,396                    1.5%
Directors and executive officers
as a Group (8 persons)(6)               352,525                   12.4%
Jonathan E. Rothschild (7)              139,600                    5.3%



*  Ownership percentage is less than 1%

(1) The persons named in the table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, subject to the information contained in the footnotes of this table.

(2) Includes 74,790 shares of common stock covered by stock options which are currently exercisable.

(3) Includes 98,290 shares of common stock covered by stock options which are currently exercisable.

(4) Includes 8,000 shares of common stock covered by stock options which are currently exercisable.

(5) Includes 14,896 shares of common stock covered by stock options which are currently exercisable.

(6) Includes 195,976 shares of common stock covered by stock options which are currently exercisable.

(7) Includes 36,500 shares of common stock held by Arterio Inc., a corporation owned solely by Mr. Rothschild. The address of Mr. Rothschild is 1061-B Shary Circle, Concord, California, 94518.

                  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company engaged in no transactions with management during 1999, the disclosure of which is required under this section of the Proxy Statement.

            APPROVAL OF 2000 STOCK OPTION AND INCENTIVE PLAN (ITEM 2)

     Effective February 17, 2000, the Company adopted a 2000 Stock Option and Incentive Plan (the "2000 Plan"), a copy of which is attached as Exhibit A to this Proxy Statement. The 2000 Plan is intended to replace the Company's 1989 Stock Option and Incentive Plan (the "1989 Plan"), which expired in March 1999. A summary of the essential features is provided below but is qualified in its entirety by reference to the full text of the 2000 Plan.

     As was the case with the 1989 Plan, the purpose of the 2000
Plan is to advance the interests of the Company by providing certain of its employees and certain other individuals providing services to the Company with an additional incentive, encouraging stock ownership by such individuals, increasing their proprietary interest in the success of the Company and encouraging them to remain employees of the Company or service providers for the Company. The Board of Directors approved the adoption of the 2000 Plan because the 1989 Plan expired in March 1999 and no further grants of options may be made under the 1989 Plan. As of April 14, 2000, 106,633 options had been exercised under the 1989 Plan, and 215,567 options were outstanding. The 2000 Plan allows for the granting of both incentive stock options and nonqualified stock options ("Stock Options").

     The 2000 Plan is administered by the Compensation and Stock Option Committee of the Board of Directors (the "Committee"). The Committee in its discretion selects the key employees and other persons eligible to participate, determines the terms of awards, interprets the 2000 Plan, and makes all other determinations for administering the 2000 Plan.

     The maximum number of shares of the Company's common stock that may be issued pursuant to the 2000 Plan is 250,000 shares, subject to increase in the event of subsequent stock splits or other capital changes. As of April 14, 2000, no Stock Options had been granted under the 2000 Plan. Any grants that are made prior to stockholder approval of the 2000 Plan will be made subject to stockholder approval of the 2000 Plan and will expire worthless if such approval is not obtained.

     The 2000 Plan provides that certain of the Stock Options are intended to qualify as "Incentive Stock Options" within the meaning of Section 422 of the Code. Other Stock Options will be granted as nonqualified stock options. Incentive Stock Options will be issued at an option price no less than the fair market value of the Company's common stock on the date of grant (110% of fair market value in the case of 10% stockholders). Nonqualified stock options will be issued at an option price equal to no less than 85% of the fair market value of the Company's common stock at the time the option is issued. Exercise of Stock Options will be subject to terms and conditions set by the Committee and set forth in the instrument evidencing the Stock Option. Stock Options may be exercised with either cash or, in the discretion of the Committee, shares of common stock. The date of expiration of the Stock Option will be fixed by the Committee, but may not be longer than ten years from the date of grant (five years in the case of 10% stockholders). All Stock Options will terminate on the earlier of their expiration date or one year following termination of employment due to disability or death. Upon termination of employment for any reason other than disability or death all Stock Options will expire on the earlier of their expiration date or three months following termination.

     An optionee will not recognize income for Federal income tax purposes upon the grant of an Incentive Stock Option. An optionee will also not recognize income upon the exercise of an Incentive Stock Option; however, the difference between the option price and the fair market value of the stock acquired on the date of exercise is an item of tax preference for purposes of the alternative minimum tax. If no disposition of the stock acquired upon the exercise of the Incentive Stock Option occurs until after more than two years after the Incentive Stock Option was granted and more than one year after the transfer of such stock to the optionee, any gain or loss recognized upon such disposition will be treated as long-term capital gain or loss.

     The disposition of the stock acquired upon the exercise of an Incentive Stock Option within two years after the Incentive Stock Option was granted or within one year after the transfer of the stock to the optionee will be a disqualifying disposition, and the optionee will generally recognize (I) ordinary compensation income for Federal income tax purposes in an amount equal to the excess of the fair market value on the date of exercise of the stock acquired over the option price and (ii) short or long-term capital gain (depending on how long the stock was held) to the extent the stock is disposed of in a sale or taxable exchange at a price in excess of the value of such stock on the date of exercise. If the amount realized by the optionee upon such a disposition is less than the value of the stock on the date of exercise, then the amount of income realized will be all compensation income and will be limited to the excess amount realized on the sale or exchange over the option price of the stock.

     As is the case with an Incentive Stock Option, an optionee will not recognize income for Federal income tax purposes upon the grant of a nonqualified stock option. However, upon the exercise of a nonqualified stock option, an optionee will generally recognize ordinary compensation income in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the option price. Any gain or loss recognized by the optionee on the subsequent disposition of the stock will be capital gain or loss.

     The Company will be entitled to a deduction for Federal income tax purposes at the same time and in the same amount as an optionee is required to recognize ordinary compensation income as described above.

New Plan Benefits

     As described above, the selection of the employees of the Company who will receive grants under the 2000 Plan is to be determined by the Compensation and Stock Option Committee in its discretion. Therefore, it is not possible to predict the amounts that will be received by or allocated to particular individuals or groups of employees. During 1999, options to purchase an aggregate of 59,700 shares were granted to all current executive officers as a group, and options to purchase an aggregate of 20,000 shares were granted to sixteen employees, who are not also executive officers, as a group under the Company's 1989 Plan, and nonqualified options to purchase an aggregate of 93,300 shares were granted to all executive officers as a group outside of the 1989 Plan.

     The Board recommends that the stockholders vote FOR approval of the 2000 Plan. The affirmative vote of the holders of a majority of the shares of the Company's common stock represented at the meeting is required to approve the 2000 Plan.


             APPROVAL OF 2000 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS
                  (THE "2000 OUTSIDE DIRECTORS PLAN")  (ITEM 3)

     Effective February 17, 2000, the Company adopted a 2000 Stock
Option Plan for Outside Directors (the "2000 Outside Directors Plan"), a copy of which is attached as Exhibit B to this Proxy Statement. The 2000 Outside Directors Plan becomes effective only upon approval by the stockholders (the "Effective Date"). A summary of the essential features is provided below, but is qualified in its entirety by reference to the full text of the 2000 Outside Directors Plan.

     As was the case with the 1995 Stock Option Plan for Outside Directors
(the "1995 Plan"), the purpose of the 2000 Outside Directors Plan is to attract and retain the continued services of non-employee directors with the requisite qualifications and to encourage such directors to secure or increase on reasonable terms their stock ownership in the Company. The Board of Directors believes that the granting of options under the 2000 Outside Directors Plan will promote continuity of management and increased personal interest in the welfare of the Company by those who are responsible for shaping and carrying out the long-range plans of the Company. The Board of Directors approved the adoption of the 2000 Outside Directors Plan because the 1995 Plan expired in February 2000 and no further grants of options may be made under the 1995 Plan. As of April 14, 2000, 24,000 options had been exercised under the 1995 Plan, and one nominee for election to the Board of Directors had 8,000 options outstanding under the 1995 Plan.

     Under the 2000 Outside Directors Plan, an option may be granted only to Board members who are not otherwise employees of the Company or its subsidiaries on the date of grant and have not been employees of the Company or any of its subsidiaries at any time since the beginning of the preceding fiscal year. Upon the Effective Date, an option to purchase up to 15,000 shares of the Company's common stock will be automatically granted to each of the Company's five outside directors at an option price equal to the fair market value of the Company's common stock on the Effective Date. Directors who are newly elected to the Board subsequent to the Effective Date will receive an automatic grant of an option to purchase 15,000 shares on the date when such director is first elected to the Board by the shareholders of the Company. The Board of Directors has reserved 120,000 shares of common stock for issuance under the 2000 Outside Directors Plan.

     The per-share exercise price of an option will in each case be the fair market value of the Company's common stock on the day of the grant. For those outside directors who are serving as such on the Effective Date of the 2000 Outside Directors Plan, each option will become exercisable as to 5,000 of the shares subject to the option on the first business day after the 2001 Annual Meeting of Stockholders, as to an additional 5,000 of the shares subject to the option on the first business day after the 2002 Annual Meeting of Stockholders, and thereafter as to the remaining 5,000 of the shares subject to the option on the first business day after the 2003 Annual Meeting of Stockholders, providing service by the holder thereof, as director of the Company, since the date of the grant of the option has been continuous. For those directors who are elected as such subsequent to the Effective Date, each option shall become exercisable as to 5,000 of the shares subject to the option on the first business day after the first Annual Meeting of Stockholders subsequent to the Annual
Meeting at which the director is first elected to the Board of Directors by the shareholders, as to an additional 5,000 of the shares subject to the option on the first business day after the next Annual Meeting of Stockholders and thereafter as to the remaining 5,000 of the shares subject to the option on the next Annual Meeting of Stockholders providing service by the holder thereof, as a director of the Company, since the date of the grant of the option has been continuous. No options will become exercisable unless and until the 2000 Outside Directors Plan is approved by the stockholders. No options may be exercised after five years from the date of the grant. Options are not transferable except by will and/or by the laws of descent and distribution.

     Upon termination of service as a director for any reason other than disability, death or retirement, options granted under the 2000
Outside Directors Plan will terminate on the earlier of their expiration date or three months after such termination of service, except that if termination is for cause, such options will expire immediately on termination of service. In case of termination of service due to: (i) disability or death, options will terminate on the earlier of their expiration date or one year after such termination of service; and (ii) retirement (according to age limits then in effect), options will terminate in accordance with their terms.

     The Compensation and Stock Option Committee administers the 2000 Outside Directors Plan but has no discretion to determine who will receive options, the number of shares subject to options, or the terms of the options, because the 2000 Outside Directors Plan provides for an automatic grant of such options. Unless sooner terminated, the 2000 Outside Directors Plan will remain in effect for a period of five years after the Effective Date. The Board of Directors may from time to time suspend or discontinue the 2000 Outside Directors Plan or amend it in any respect.

     All options granted under the 2000 Outside Directors Plan will be nonqualified stock options. An optionee will not recognize income for Federal tax purposes upon the grant of nonqualified stock option. However, upon the exercise of such a nonqualified stock option an optionee will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the common stock on the date of the exercise over the option price. Any gain or loss recognized by the optionee on the subsequent disposition of the stock will be capital gain or loss and will be long term capital gain or loss if the optionee held the shares for more than one year. The Company will be entitled to a deduction for Federal income tax purposes at the same time and in the same amount as an optionee is required to recognize ordinary compensation income.

New Plan Benefits

     If the 2000 Outside Directors Plan is not approved by the stockholders of the Company prior to October 1, 2000, the 2000 Outside Directors Plan will be null and void. Thus, each of the three current outside directors and the two additional outside director nominees has a substantial interest in the approval of the 2000 Outside Directors Plan.
If the 2000 Outside Directors Plan is approved by the stockholders, each of the outside directors elected to the Board of Directors at the 2000 Annual Meeting of Stockholders will receive an automatic grant of an option to purchase 15,000 shares of the Company's common stock. No dollar value is assigned to these options because their exercise price will be the fair market value of the underlying stock on the date of grant.

     The Board recommends that the shareholders vote FOR approval of the 2000 Outside Directors Plan. The affirmative vote of the holders of a majority of the shares of the Company's common stock represented at the meeting is required to approve the 2000 Outside Directors Plan.

                         INFORMATION CONCERNING AUDITORS

     The Board of Directors of the Company engaged PricewaterhouseCoopers LLP as the principal accountants to audit the Company's financial statements for each of the fiscal years from 1993 through 1999. The foregoing decisions were recommended by the Audit Committee of the Board of Directors and then approved by the Board. The selection of the auditors to perform the 2000 audit is expected to be made at the first Board meeting following the Annual Meeting on June 22, 2000. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting with an opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions.

            COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT OF 1934

     Section 16 of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the best of the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1999, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

                            EXPENSES AND SOLICITATION

    The cost of preparing, assembling, and mailing the proxy material and of reimbursing brokers, nominees, and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by the Company. Although the Company reserves the right to do so, the Company does not currently intend to solicit proxies otherwise than by use of the mail, but certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The proxy materials are being mailed to shareholders of record on or about the close of business on May 1, 2000.

                  STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     Proposals of stockholders of the Company intended to be presented at the 2001 Annual Meeting of Stockholders must be received by the Company at its principal place of business no later than December 28, 2000 to be included in the Company's Proxy Statement and form of proxy relating to that meeting. Certified mail addressed to the Secretary of the Company is advised.

     Under advance notice provisions in the Company's Bylaws, any stockholder who intends to nominate candidates for election as directors or present a proposal at the 2001 Annual Meeting of Stockholders, without inclusion of such proposal in the Company's proxy materials, is also required to provide advance notice to the Company. Notice must be received by the Secretary of the Company no earlier than March 24, 2001 and no later than April 23, 2001, and meet other requirements set forth in the Bylaws.
A copy of the pertinent Bylaws provisions is available upon request to the Secretary.

                               OTHER MATTERS

     The management of the Company does not know of any matter not specifically referred to above as to which any action is expected to be taken at the meeting. However, if any matters other than those referred to above properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.

    All shares represented by proxies in the form enclosed herewith will be voted at the meeting and adjournments thereof in accordance with the terms of such proxies and the pertinent statements included herein relative to the exercise of the power granted by said proxies, provided such proxies appear to be valid and executed by stockholders of record entitled to vote thereat and have not previously been revoked. A proxy may be revoked at any time prior to its exercise by the filing with the Secretary of the Company of an instrument revoking such proxy or a duly executed proxy bearing a later date. A stockholder's proxy will not be voted if the stockholder attends the meeting and elects to vote in person. Where the person solicited specifies in his proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If a stockholder fails to so specify with respect to such proposals, the proxy will be voted FOR the election of the nominees listed in Item 1, FOR the approval of the 2000 Stock Option and Incentive Plan outlined in Item 2 and FOR the approval of the 2000 Stock Option Plan for Outside Directors outlined in Item 3.

                                   By Order of the Board of Directors


                                   MICHAEL F. BRIGHAM, Secretary
                                   April 27, 2000


A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999, INCLUDING THE FINANCIAL STATEMENTS, ENCLOSED INSIDE A DESCRIPTIVE POCKET COVER, WHICH SERVES AS THE COMPANY'S 1999 ANNUAL REPORT, ACCOMPANIES THIS PROXY STATEMENT. COPIES OF THE EXHIBITS TO THE 1999 FORM 10-K ARE AVAILABLE UPON WRITTEN REQUEST TO THE FOLLOWING ADDRESS:

                                INVESTOR RELATIONS
                               IMMUCELL CORPORATION
                                56 EVERGREEN DRIVE
                                PORTLAND, ME 04103